UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2025, Long Ridge Energy LLC, a Delaware limited liability company (“Long Ridge”) and a subsidiary of Long Ridge Energy & Power LLC, a Delaware limited liability company (“LRE&P”) and an equity method investment within the Power and Gas segment of FTAI Infrastructure Inc. (the “Company”), completed two previously-announced refinancing transactions totaling an aggregate principal amount of approximately $1 billion (the “Refinancing”). The Refinancing was comprised of (i) $400 million aggregate principal amount of New Term Loans (as defined below) which bear interest at SOFR (determined in accordance with the Senior Secured Credit Agreement (as defined below)) plus 4.50% per annum and mature on February 19, 2032 and (ii) a private offering of $600 million aggregate principal amount of 8.750% senior secured notes due 2032.

Long Ridge is targeting annual revenues of approximately $223 million and Adjusted EBITDA of approximately $160 million after completing the Refinancing. These targets are based on a variety of assumptions, including that Long Ridge’s power plant continues to operate at approximately 87% capacity, 325 Megawatts of electricity produced by the plant will be subject to new electricity sale derivative contracts set at current market rates and 180 Megawatts of electricity produced by the plant will be sold at an assumed average daily market price of $38 per megawatt-hour, average gas production per day of 84,000 MMBtu, an average of 14,000 MMBtu of gas per day will be sold at an assumed average daily market price of $3.15 per MMBtu, an average cost of gas production of approximately $1.15 per MMBtu, and other operating expenses of approximately $27 million per year. There can be no assurance that Long Ridge will be able to meet these targets and actual results may vary materially. Please see “Cautionary Language Regarding Forward-Looking Statements” below.

Senior Secured Notes due 2032

On February 19, 2025, Long Ridge Energy LLC, a Delaware limited liability company  (“Long Ridge”) and a subsidiary of Long Ridge Energy & Power LLC, a Delaware limited liability company (“LRE&P”) and an equity method investment within the Power and Gas segment of FTAI Infrastructure Inc. (the “Company”), closed its previously announced private offering of $600.0 million aggregate principal amount of its 8.750% senior secured notes due 2032 (the “Notes”), at an issue price equal to 100.000% of the principal amount. The Notes were issued pursuant to an indenture, dated as of February 19, 2025 (the “Indenture”), among Long Ridge, Long Ridge Energy Generation LLC, a Delaware limited liability company and wholly-owned subsidiary of Long Ridge (“Long Ridge Energy”), Ohio GasCo LLC, a Delaware limited liability company and wholly-owned subsidiary of Long Ridge (“Ohio GasCo” and, together with Long Ridge Energy, the “Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent.

Long Ridge intends to use the net proceeds from the offering of the Notes, along with the proceeds from the New Term Loans (as defined below), to: (i) repay in full the obligations under, and terminate, the outstanding approximately $599 million aggregate principal amount of its existing loans (including any hedge or other breakage and make-whole costs and/or using up to $30.5 million of the New Term Loans to cash collateralize certain existing letters of credit, in each case, in connection therewith) (the “Existing Loans”), (ii) fund certain reserve and capital accounts, (iii) make payments of amounts due and payable and/or fund the costs related to the cash collateralization of certain electricity sale derivative contracts and the entry into new electricity sale derivative contracts, and/or (iv) pay fees, commissions and expenses in connection with the foregoing transactions; provided that, solely to the extent the proceeds of the offering of the Notes, together with the initial borrowings under the New Term Loans, exceed the aggregate amount necessary to fund the uses described in the preceding clauses (i)-(iv) above, Long Ridge intends to use any such remaining net proceeds for general corporate purposes (together, the “Use of Proceeds”).

The Notes are fully and unconditionally guaranteed (collectively, the “Guarantees”) on a joint and several basis by the Subsidiary Guarantors and will be senior obligations and secured (i) by a first-priority lien on the real property, tangible property, intangible property, accounts and other assets of Long Ridge and the Subsidiary Guarantors, subject to certain exclusions, and (ii) by a first priority security interest in the membership interests in the Subsidiary Guarantors and Long Ridge West Virginia LLC, a Delaware limited liability company (the “Long Ridge West Virginia”).

The Notes and the Guarantees rank (i) equal in right of payment with all existing and future senior indebtedness of Long Ridge or the applicable Subsidiary Guarantor, as the case may be, including, the New Term Loans under the Senior Secured Credit Agreement (as defined below), (ii) senior in right of payment to all existing and future subordinated indebtedness of Long Ridge and the Subsidiary Guarantors, (iii) effectively junior to all indebtedness of Long Ridge and the Subsidiary Guarantors secured by assets that are not Collateral to the extent of the value of such assets, (iv) equal to all existing and future indebtedness of Long Ridge and the Subsidiary Guarantors that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral (as defined in the Indenture), including, the New Term Loans under the Senior Secured Credit Agreement, and (v) structurally subordinated to all existing and future indebtedness, other liabilities (including trade creditors) and preferred stock of Long Ridge West Virginia.

The Notes bear interest at a rate of 8.750% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2025, to persons who are holders of record of the Notes on the immediately preceding February 1 and August 1, respectively.

The Indenture limits the ability of Long Ridge, the Subsidiary Guarantors and Long Ridge West Virginia, as applicable, to, among other things, incur additional debt, create or incur liens, redeem and/or prepay certain debt, pay dividends or make certain other restricted payments and investments, consolidate, merge, lease or transfer substantially all of Long Ridge’s assets or enter into certain transactions relating to Long Ridge Energy Generation LLC’s power plant, consummate certain asset sales, enter into certain sale and leaseback transactions, and enter into transactions with affiliates.

In the event of a Change of Control which is not a Permitted Change of Control (each as defined in the Indenture), each holder of the Notes will have the right to require Long Ridge to repurchase all or any part of that holder’s Notes in cash at a purchase price of 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of such repurchase.

On the last day of each fiscal year, commencing with the first full fiscal year following full repayment or termination of the Senior Secured Credit Agreement (or refinancing thereof), Long Ridge will be required to offer in an amount equal to the Required ECF Offer Amount (as defined in the Indenture) at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase.

The Notes will mature on February 15, 2032. Prior to February 15, 2028, Long Ridge may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including the applicable redemption date, plus a “make-whole” premium. On or after February 15, 2028, Long Ridge may redeem some or all of the Notes at any time at redemption prices (in each case expressed as a percentage of the principal amount on the redemption date) equal to (i) 104.375% beginning on February 15, 2028, (ii) 102.188% beginning on February 15, 2029, and (iii) 100.000% beginning on February 15, 2030 and thereafter, plus, in each case, accrued and unpaid interest, if any, to, but not including, the applicable redemption date. In addition, Long Ridge may also redeem up to 40% of the aggregate principal amount of the Notes at any time prior to February 15, 2028 with the net proceeds from certain equity offerings at a price equal to 108.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the satisfaction of certain conditions.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of the Indenture or other documents evidencing indebtedness in respect of the Notes, acceleration of certain other indebtedness and/or defaults, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes and certain events of bankruptcy or insolvency.

The foregoing description of the Indenture contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Credit Agreement

On February 19, 2025, Long Ridge entered into a Credit Agreement (the “Senior Secured Credit Agreement”), among Long Ridge, as the borrower, the Subsidiary Guarantors, as operating parties, certain lenders from time to time party thereto, Citizens Bank, N.A., as administrative agent (the “Administrative Agent”), U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”), and Morgan Stanley Senior Funding, Inc. as sole lead arranger and bookrunner, pursuant to which Long Ridge borrowed senior secured term loans (the “New Term Loans”) in an aggregate principal amount of a $400.0 million. The proceeds of the New Term Loans, together with the net proceeds from the Notes, were used to fund the Use of Proceeds.

The New Term Loans are fully and unconditionally guaranteed on a joint and several basis by Long Ridge and the Subsidiary Guarantors and will be senior obligations and secured (i) by a first-priority lien on the real property, tangible property, intangible property, accounts and other assets of Long Ridge and the Subsidiary Guarantors, subject to certain exclusions, and (ii) by a first priority security interest in the membership interests in the Subsidiary Guarantors and Long Ridge West Virginia. To the extent that Long Ridge West Virginia’s existing debt facility is terminated and not refinanced or replaced, Long Ridge West Virginia will also be required to become a Subsidiary Guarantor and grant a first-priority lien on the real property, tangible property, intangible property, accounts and other assets of Long Ridge West Virginia to the Collateral Agent.

The New Term Loans rank (i) equal in right of payment with all existing and future senior indebtedness of Long Ridge or the applicable Subsidiary Guarantor, as the case may be, including, the Notes, (ii) senior in right of payment to all existing and future subordinated indebtedness of Long Ridge and the Subsidiary Guarantors, (iii) effectively junior to all indebtedness of Long Ridge and the Subsidiary Guarantors secured by assets that are not Collateral to the extent of the value of such assets, (iv) equal to all existing and future indebtedness of Long Ridge and the Subsidiary Guarantors that is secured by the Collateral on a first-priority basis, to the extent of the value of the Collateral, including, the Notes, and (v) structurally subordinated to all existing and future indebtedness, other liabilities (including trade creditors) and preferred stock of Long Ridge West Virginia.

The New Term Loans bear interest at SOFR (determined in accordance with the Senior Secured Credit Agreement) plus (a) 4.50% per annum and mature on February 19, 2032. Prior to the maturity thereof, the New Term Loans will be subject to quarterly amortization of 0.25% of the aggregate principal amount.

The Senior Secured Credit Agreement requires Long Ridge to make certain mandatory prepayments, subject to certain requirements and exceptions, and permits Long Ridge to make voluntary prepayments at its discretion. Any prepayments in respect of the New Term Loans (x) on or prior to August 19, 2025, will be subject to a customary make-whole premium equal to 1.00% of the principal amount of the New Term Loans being prepaid and (y) after August 19, 2025 shall not be subject to any prepayment premium. The Senior Secured Credit Agreement also includes a 100.0% excess cash flow sweep starting June 30, 2025 (subject to certain exclusions) but which occurs after payment of customary operational costs and maintenance expenses, payment of fees and expenses, payment of interest expense (include payments for the Notes), principal and premiums, payment of debt service reserves, payments or reserves for hedge and interest rate swap agreements, and payments of liquidity holdback reserves have been made.

The Senior Secured Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other information, payment of taxes, conduct of business and maintenance of existence, maintenance of property and insurance, compliance with laws and inspection of books and records. The Senior Secured Credit Agreement also contains negative covenants substantially similar to the negative covenants contained in the Indenture governing the Notes, which negative covenants limit the ability of Long Ridge, the Subsidiary Guarantors and Long Ridge West Virginia, as applicable, to, among other things, incur additional debt, create or incur liens, redeem and/or prepay certain debt, pay dividends on Long Ridge’s stock or repurchase Long Ridge’s stock, make certain restricted payments and investments, consolidate, merge, lease or transfer substantially all of Long Ridge’s assets, enter into certain sale and leaseback transactions, and enter into transactions with affiliates, in each case, subject to certain qualifications set forth in the Senior Secured Credit Agreement. The Senior Secured Credit Agreement includes certain special-purpose entity and/or bankruptcy remoteness covenants with respect to Long Ridge and the Subsidiary Guarantors.

The Senior Secured Credit Agreement default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a Change of Control (as defined in the Senior Secured Credit Agreement and subject to a portability exception for permitted acquisitions), bankruptcy and related events, material judgments and certain other events. If an event of default occurs under the Senior Secured Credit Agreement, the lenders may, among other things, declare the outstanding amounts owing under the Senior Secured Credit Agreement immediately due and payable.

Certain lenders under the Senior Secured Credit Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for Long Ridge, for which they received or will receive customary fees and expenses.

The foregoing description of the Senior Secured Credit Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Senior Secured Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement

On February 19, 2025, Long Ridge used the net proceeds from the offering of the Notes to repay in full all outstanding principal and interest (together with fees, expenses and other amounts owed in connection therewith) under (i) the First Lien Credit Agreement dated as of February 15, 2019, among Ohio River PP Holdco LLC, Ohio Gasco, Long Ridge Energy, the lenders and issuing banks from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and (ii) the Second Lien Credit Agreement dated as of February 15, 2019, among Ohio River PP Holdco LLC, Ohio Gasco, Long Ridge Energy, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02 insofar as it relates to the termination of a material definitive agreement of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this current report include, among other things, statements about the Company’s and the Long Ridge’s plans, objectives, expectations and intentions, and the financial condition, results of operations and business of the Company. Risks and uncertainties include, among other things, risks related to the Company’s ability to realize the anticipated benefits of terminating its existing derivative contracts and entering into new derivative contracts; risks related to the Company’s ability to meet its obligations under the Notes and the New Term Loans, including scheduled principal and interest payments; future electricity and gas prices, exchange and interest rates; risks related to the cost of producing gas, changes in tax and other laws, regulations, rates and policies; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1
Indenture, dated as of February 19, 2025, among Long Ridge Energy LLC, Long Ridge Energy Generation LLC, Ohio GasCo LLC and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

4.2	Form of 8.750% Senior Secured Notes due 2032 (included in Exhibit 4.1 above).
10.1
Credit Agreement, dated as of February 19, 2025, among Long Ridge Energy LLC, Long Ridge Energy Generation LLC, Ohio GasCo LC, Citizens Bank, N.A., as Administrative Agent, U.S. Bank Trust Company, National Association, as collateral agent, Morgan Stanley Senior Funding, Inc., as sole lead arranger and bookrunner, and the various lenders party thereto.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
	Name:	Kenneth J. Nicholson
	Title:	Chief Executive Officer and President

Date: February 25, 2025